EXHIBIT 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment No. 1”), dated as of July 7, 2026, by and between Onfolio Holdings, Inc., a Delaware corporation (the “Company”), and [****], a Delaware limited liability company (the “Investor”).

A. Reference is made to that certain Securities Purchase Agreement, dated as of November 17, 2025 (the “Purchase Agreement”), by and among the Company and the investors listed on the Schedule of Buyers attached thereto, pursuant to which, among other things, the Company issued to the Investor certain Notes (as defined in the Purchase Agreement);

B. The Company proposes to enter into a business combination and related transactions with Paramount Helium, LLC, a Wyoming limited liability company (“Paramount”), as described in that certain Binding Letter of Intent, dated as of July 7, 2026, between the Company and Paramount (the “Letter of Intent”), pursuant to which, among other things: (i) the Company will acquire Paramount in exchange for the issuance of equity of the Company (the “Acquisition”); (ii) promptly following execution of the Letter of Intent, the Company will issue and sell common stock and, to the extent applicable, pre-funded warrants or convertible preferred equity to one or more new investors for aggregate proceeds of no less than $40,000,000 (the “New Investor Funding”, and such securities, collectively, the “New Securities”); (iii) the Company will apply the proceeds of the New Investor Funding to acquire the senior secured indebtedness of Cyber App Solutions Corp., a Nevada corporation, held by Kips Bay Select LP and Cyber One, Ltd. (the “Cyber App Indebtedness”); (iv) the Company will contribute, assign and transfer its existing businesses, assets and operations (including, without limitation, its digital asset treasury) (the “Asset Transfer”) into one or more wholly owned subsidiaries (collectively, “Legacy SubCo”); and (v) the Company will change its name to Paramount Helium Corporation and change its Nasdaq Capital Market ticker symbol to “PRMT” (the foregoing, together with all related transactions contemplated by the Letter of Intent, collectively, the “Merger Transaction”, and the date on which the Merger Transaction is consummated, the “Merger Consummation Date”);

C. Pursuant to Section 9(e) of the Purchase Agreement, the Company and the Required Holders (as defined in the Purchase Agreement) may amend the terms of the Purchase Agreement, which amendment shall be binding on all Buyers (as defined in the Purchase Agreement) and holders of Securities (as defined in the Purchase Agreement); and

D. The Company and the Investor, it is capacity as a Required Holder, wish to amend the Purchase Agreement in certain respects.

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NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment No. 1 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement or the Notes, as applicable.

2. AMENDMENT. Effective as of the Effective Time (as defined below), the Purchase Agreement is hereby amended as follows:

a. The reference to “$300,000,000” in Recital A of the Purchase Agreement is hereby replaced with “$48,000,000.”

b. The reference to “$292,000,000” in Recital D of the Purchase Agreement is hereby replaced with “$40,000,000.”

c. The first sentence of Section 4(n) of the Purchase Agreement is hereby amended and restated as follows:

“Until the later of (x) the second (2nd) anniversary of the Merger Consummation Date (as defined in the Amendment No.1) and (y) such date that no Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction.”

d. The Schedule of Buyers attached to the Purchase Agreement is hereby amended and restated in the form of Exhibit A attached hereto.

e. The definition of “Transaction Documents” in the Purchase Agreement is hereby amended to include this Amendment No.1.

3. RATIFICATION. The Company and the Investor hereby confirm and agree that, except as set forth in Section 2 above, (i) the Purchase Agreement and each other Transaction Documents are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment No. 1 shall not operate as an amendment of any right, power or remedy of the Company or the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Amendment No. 1 forms an integral and inseparable part of the Purchase Agreement.

4. INVESTORS’ CONDUCT. As of the date of this Amendment No. 1, the Company hereby acknowledges and admits that: (i) the Investor has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement and the Notes or any other related documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Purchase Agreement, or the Notes, or any other document, except as expressly set forth herein, or in the Transaction Documents.

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5. EFFECTIVE TIME. This Amendment No. 1 shall be deemed to be effective (the “Effective Time”) upon the due execution and delivery by the Company and the Investor of this Agreement. Notwithstanding anything the contrary herein, if the Merger Transaction is not consummated on or prior to August 7, 2026, this Amendment No.1 shall terminate and be of no further force and effect; provided that, Section 7 shall survive the termination of this Agreement.

6. DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. The Company shall, on or before 9:00 a.m., New York City Time, on or prior to the first (1st) Business Day after the date of this Amendment No. 1, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Securities Act of 1934, as amended, and attaching the form of this Amendment No. 1 as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Investor by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of their affiliates, on the other hand, shall terminate. Neither the Company, its subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby. Notwithstanding anything contained in this Amendment No. 1 to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Investor shall not have (unless expressly agreed to the Investor after the date hereof in a written definitive and binding agreement executed by the Company and the Investor (it being understood and agreed that no other Investor may bind the Investor with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

7. FEES. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the Investor), on demand, a nonaccountable amount of $75,000 (the “Legal Fee Amount”) for the legal fees and expenses in connection with the preparation and negotiation of this Amendment No. 1 and the transactions contemplated hereby by no later than the earlier of (x) the consummation of a sale of Common Stock pursuant to that certain Equity Purchase Facility Agreement, dated as of April 10, 2026, by and between the Company and the investor signatory thereto and (y) September 30, 2026.

8. MISCELLANEOUS. Section 9 of the Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Amendment No. 1 to be duly executed as of the date first above written.

ONFOLIO HOLDINGS, INC.

By:	/s/ Dominic Wells
Name:	Dominic Wells
Title:	Chief Executive Officer

[****]

By:	/s/
Name:	[****]
Title:	Managing Member

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(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Buyer	Mailing Address and E-mail Address	Original Principal Amount of Initial Notes	Aggregate Maximum Original Principal Amount of Additional Notes for the First Additional Closing	Aggregate Maximum Original Principal Amount of Additional Notes for Subsequent Additional Closings	Initial Purchase Price	Aggregate Maximum Additional Purchase Price	Legal Representative’s Mailing Address and E-mail Address

[****]	[****]	$6,000,000	$2,000,000	$40,000,000	$5,520,000	$38,640,000	[****]

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